                                                                    EXHIBIT 10.1

                              JOINT SALES AGREEMENT

     THIS JOINT SALES AGREEMENT (this "AGREEMENT") is made as of July 1, 2006 between La Grande Broadcasting, Inc. ("LA GRANDE" or "Licensee") and Fisher Broadcasting - Portland TV, L.L.C. ("FISHER"), and, for the limited purpose set forth in Section 3.1(c) hereof, Equity Broadcasting Company ("EQUITY").

                                    Recitals

     A. La Grande is the licensee of the following television stations (collectively, the "LA GRANDE STATIONS" or "Stations"):

          KPOU(TV), La Grande, Oregon
          KPOU LP, Portland, Oregon

     B. Fisher is the licensee of television station KATU-TV, Portland, Oregon ("KATU") and is a wholly owned subsidiary of Fisher Broadcasting Company.

     C. Fisher Radio Regional Group, a wholly owned subsidiary of Fisher Broadcasting Company, has entered into an Asset Purchase Agreement, dated December 7, 2005 and amended May 1, 2006 (the "PURCHASE AGREEMENT") with La Grande, EBC Boise, Inc., EBC Pocatello, Inc. and Equity, pursuant to which Fisher Radio Regional Group (or its assignee) is acquiring, among other things, La Grande's assets used or held for use in the operation of the La Grande Stations, as well as a construction permit issued by the Federal Communications Commission ("FCC") for KPOU LP, which permit has been modified to provide coverage to Portland, Oregon (collectively, the "KPOU SALE").

     D. La Grande previously was a party to a Joint Sales Agreement, dated February 11, 2003, and amended June 13, 2004, with King Broadcasting Company d/b/a KGW-TV and WatchTV, Inc. (the "KING JSA"), which agreement terminated effective as of 11:59 p.m. June 30, 2006, pursuant to Section 9.11 thereof.

                                    Agreement

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1: TERM AND ENGAGEMENT

     Section 1.1 Term. The term of this Agreement (the "TERM") commences at 12:01 am. July 1, 2006 ("the Commencement Date"), and shall expire at the earlier of the closing date of the KPOU Sale or 11:59 p.m. September 30, 2006.


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     Section 1.2 Joint Sales. Licensee hereby engages Fisher as the Stations'
exclusive local sales representative, with authority to sell to advertisers all of the time available on the Stations for the broadcast of commercial announcements, including national spot advertisements and advertisements on an Internet site associated with the Stations (other than spots provided under the Stations' respective network affiliation agreements) during the Term (the "ADVERTISEMENTS"). Such commercial time availability shall be not less than the amount customarily made available by other commercial stations in the Stations' markets, but taking into account the network affiliation agreements approved by Fisher under Section 1.3, and during children's programming, in no event in excess of amounts permitted by applicable law. The commissions of any agencies, buying services, representatives and others engaged by Fisher in connection with such sales may be paid (or withheld) from Advertisement sales revenue; provided, however, that agency and buying service commissions shall not exceed amounts customarily paid by Fisher with respect to KATU unless set forth in any Budget or otherwise approved by Licensee. All revenue from the sale of Advertisements on the Stations during the Term net of commissions (the "NET REVENUES") shall be deposited into an account maintained and distributed by Fisher as provided herein. Subject to the Affiliation Agreement as defined in Section 1.3, Fisher may sell the Advertisements in combination with any other broadcast stations of its choosing and may delegate the sales responsibilities to third parties acting as agents for Fisher.

     Section 1.3 Affiliation Agreements. La Grande represents and warrants that it is party to a network affiliation agreement providing for Univision programming on the Stations, a copy of which is attached here to as Exhibit [1.3] (the "AFFILIATION AGREEMENT"). Nothing in this Agreement requires Licensee to violate the Affiliation Agreement. If (i) the Affiliation Agreement invalidates any obligations of Licensee or deprives Fisher of any rights under this Agreement, or (ii) the Affiliation Agreement otherwise operates in a manner that adversely affects Fisher, then Fisher may terminate this Agreement by written notice to Licensee.

ARTICLE 2: FISHER SERVICES

     Section 2.1 [Reserved.]

               (a)

     Section 2.2 Sales Services. During the Term:

               (a) Fisher shall maintain its Portland sales staff to the extent reasonably necessary for the sale of the Advertisements. If reasonably necessary, Fisher may hire additional sales personnel, in which event the Budget shall be updated as appropriate. The cost of such sales services shall be set forth in each Budget. Fisher shall use efforts to sell the Advertisements consistent in all material respects with its practices with respect to KATU.

               (b) The rates for the sale of Advertisements shall be established by Fisher in its discretion after consultation with Licensee. Licensee shall have the final authority, subject to all applicable campaign finance laws, to determine rates charged to advocates or opponents of legally qualified candidates for public office or ballot issues on its Stations. If time


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on any of the Stations is sold in a combination package with time on KATU, then there shall be a separate ad sales contract for KATU for each such sale.

               (c) Licensee shall bill for, and Fisher shall attempt to collect accounts receivable in respect of, all Advertisements using substantially the same methods, efforts and delinquent account policies used for KATU. Licensee shall not collect in respect of the Advertisements, and Licensee shall deliver to Fisher (for deposit and disbursement as provided by this Agreement) any payments received in respect of the Advertisements. All bills issued by Licensee to advertisers on the Stations shall fully and fairly reflect the amount of advertising broadcast, the rates for such advertisements and the nature of the consideration due from the advertiser. Fisher will coordinate with, and provide to Licensee on a consistent and commercially reasonable basis, all payment information and remittance advice so that Licensee may properly record in its traffic and billing system to coordinate all advertising client's statements of accounts and balances.

               (d) All Advertisements furnished by Fisher for broadcast on the Stations shall comply with the applicable federal, state and local regulations, including, but not limited to, sponsorship identification requirements of Sections 317 and 507 of the Communications Act of 1934, as amended and requirements to identify the sponsors and/or executive officers and directors of sponsors of material advocating or opposing political candidacies or ballot issues. Fisher shall make a good faith effort to determine when sponsorship identification announcements are required and that such announcements are accurate. No advertising announcement shall be in a language other than Spanish unless the Licensee consents in advance. No material broadcast during programming intended for children shall include host selling or any other sales practices prohibited by applicable laws and regulations.

ARTICLE 3: LICENSEE AND EQUITY SERVICES

     Section 3.1 Services. During the Term:

               (a) Personnel. Licensee shall, at its expense, employ any staff required for its own operations and/or to comply with any laws or regulations applicable to the operation of its Stations. Licensee's employees shall direct the day-to-day operation of its Stations and shall report, and be accountable, to such Licensee.

               (b) Technical Services. Licensee shall, at its expense, monitor, maintain, repair and replace its Stations' equipment and facilities located at their respective transmitter sites and shall be responsible for all capital and equipment replacement expenditures necessary for its Stations to operate in good working order and in compliance with FCC requirements. Licensee shall, at its expense, employ, contract with or retain sufficient engineering personnel to perform these obligations for its Stations.

               (c) Transmitter Connectivity; Traffic Services. Equity shall, at its expense, provide transmission facilities as necessary to connect the KATU studio facilities with Equity's master control facility and to provide a good quality signal, and shall monitor, maintain, repair and replace such facility as necessary to ensure the signal obligations are met. Fisher shall provide reasonably adequate space at the KATU studio facilities for equipment to receive


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delivery of Licensee's program feeds under this Agreement. Equity shall also provide KATU with access to Equity's traffic system and will assist KATU in the transfer of data in connection therewith. During the term of this Agreement, Equity's traffic system shall at all times be controlled by and maintained by Equity and Licensee, and all information or software related uses, enhancements will remain the sole responsibility of Equity and Licensee. Any needs of Fisher as it relates to the Equity traffic system will be resolved through communication with the designated traffic manager of Equity or Licensee, as applicable.

               (d) Master Control Equipment. Licensee shall, at its expense, provide all necessary master control related equipment and/or reimburse Fisher for any equipment purchased by Fisher on such Licensee's behalf at such Licensee's request (or with its consent). Licensee shall reimburse Fisher for the reasonable costs incurred by Fisher for any necessary equipment repairs that have been requested or authorized by it.

               (e) Programming. Licensee shall, at its expense, select and provide programming for broadcast on its Stations twenty-four hours a day, every day of the year, except for down time for equipment maintenance. Licensee shall be responsible for compliance with the terms and conditions of its network affiliation agreements.

     Section 3.2 Covenants. During the Term:

               (a) Exclusivity. Licensee shall not (i) hire, retain, use or appoint any other sales representative, agency or other party for the sale of any commercial announcements (including without limitation paid programming and direct response) on any of the Stations, except as provided in the Affiliation Agreement, or (ii) offer or enter into any agreements for Advertisements, including any trade or barter agreements or agreements for paid programming. Licensee shall forward to Fisher all orders for any commercial announcements on any of the Stations, received directly by Licensee or any of its affiliates. In addition, Licensee shall refer to Fisher any advertiser, advertising agency or other party that makes a direct approach to Licensee or any of its affiliates for the purpose of purchasing any such announcements.

               (b) Listings. Licensee shall list Fisher as its sales representative in all applicable trade listings and in its own advertising and promotional material.

ARTICLE 4: BUDGET AND DISTRIBUTIONS; DEPOSIT TO LA GRANDE

     Section 4.1 Payments to La Grande.

               (a) During the Term, La Grande shall accrue a fixed monthly payment of $70,000 ("JSA Fee") from Fisher pursuant to the terms and subject to the conditions of Section 4.2, which amount shall be applied against the Deposit pursuant to Section 4.2. The JSA Fee shall be prorated with respect to any partial month in which it is accrued.

     Section 4.2 Deposit to La Grande.

               (a) Payment and Application of Deposit. Within 3 business days of the Commencement Date, Fisher shall pay La Grande a deposit of $500,000 (the "DEPOSIT"), which shall be held by La Grande pending the closing or termination of the KPOU Sale. Upon


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the closing of the KPOU Sale, the Deposit shall be applied towards the JSA Fees accrued to La Grande through such date and the purchase price owed to La Grande for the KPOU Sale pursuant to the Purchase Agreement. If the KPOU Sale is not completed, then the Deposit shall be treated as a prepayment by Fisher of the JSA Fees payable to La Grande hereunder and shall be applied accordingly towards the JSA Fees that have accrued through, and that become due following, the termination of the Purchase Agreement.

               (b) Unused Deposit. If, upon termination of this Agreement for any reason or expiration of the Term, there remains any portion of the Deposit that has not been applied towards the discharge of Fisher's payment obligations under Section 4.1 or the purchase price under the Purchase Agreement, La Grande shall retain any unused amount of the Deposit.

ARTICLE 5: STATION OPERATIONS

     Section 5.1 Control by Licensee. Nothing in this Agreement shall confer upon Fisher or its employees or agents any right, directly or indirectly, to control, supervise or direct any aspect of the management or operation of the business and operations and programming of the Stations and such management and operation shall be and remain the sole responsibility of, and under the control and direction of, Licensee. Except as set forth in this Agreement or any Budget, Fisher shall not take any action that obligates Licensee to incur any expense or look to Licensee for reimbursement of any expense incurred by it, nor will Fisher deduct any such expense prior to making the distributions and payments provided for in Article 4, including without limitation any business expense incurred in connection with the performance of services hereunder, unless Fisher obtains prior authorization from Licensee. Notwithstanding any provision in this Agreement to the contrary, Licensee shall have sole authority and control over the programming and operations of its Stations and, subject to Fisher's obligations hereunder, will bear full responsibility for its Stations' compliance with all applicable provisions of the Communications Act of 1934, as amended, and the rules, regulations, policies and precedents of the FCC, as such act, rules, regulations, policies and precedents may be amended from time to time (collectively, the "COMMUNICATIONS ACT"), and all other applicable laws, including, but not limited to, requirements to maintain its license status. If reasonably necessary to comply with its program policies of general applicability, Licensee reserves the right to preempt commercials and substitute commercials of equal value to Fisher.

ARTICLE 6: TERMINATION

     Section 6.1 Termination. Subject to Section 4.2(b), this Agreement may be terminated as follows:

               (a) by Fisher by written notice to Licensee, if Licensee is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days after receiving written notice of such breach from Fisher;

               (b) by Licensee by written notice to Fisher, if Fisher is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days after receiving written notice of such breach from Licensee;


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               (c) by Fisher by written notice to Licensee, if the FCC license status, network affiliation or cable carriage of Licensee's Station changes in any material adverse respect;

               (d) by Licensee by written notice to Fisher, if Fisher (i) no longer holds the FCC license for KATU (except in connection with an assignment under Section 9.10), or (ii) enters into a joint sales or time brokerage or other similar agreement providing for either (1) a party not under common control with Fisher to sell all or substantially all of KATU's advertising time, or (iii) is unable to sell the Advertisements for more than thirty (30) days notwithstanding Section 9.12 hereof, or (iv) converts KATU to a Spanish language format;

               (e) by mutual written consent of the parties hereto;

               (f) subject to the requirements set forth in Section 9.8 hereof, by any party by written notice to the others if: (i) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review or such order requires compliance before it has become final; or
(ii) there has been a material change in the Communications Act that would cause this Agreement to be in violation thereof and such change is in effect and has not been stayed pending an appeal or further administrative review; provided, however, in either case, the parties hereto shall endeavor in good faith to negotiate modified terms to the Agreement to make the Agreement consistent with the Communications Act as well as the intent of each party in entering into the Agreement; or

               (g) pursuant to the terms and subject to the conditions of
Section 9.15 hereof.

     Section 6.2 Obligations Upon Termination. Within thirty (30) days after any termination or expiration of this Agreement, the Licensee shall remove all of its equipment from Fisher's facilities. Fisher shall cooperate with Licensee's removal of such equipment and shall offer reasonable access to its facilities to effectuate such equipment removal. All Licensee Equipment shall remain the personal property of the Licensee, and Fisher shall not allow any lien to attach thereto as a result of its actions. The provisions of Sections 4.1 and 4.2, Sections 7.1, 7.2 and 7.3 (Indemnification), Section 9.3 (Confidentiality) and
Section 9.5 (Entire Agreement) shall each survive and remain in effect following any termination of this Agreement. Upon termination for any reason other than the consummation of the KPOU Sale, Fisher agrees to provide any and all pertinent data relative to payments and account information that may continue to be received by Fisher as it relates to services provided under this Agreement. Any payments received by Fisher following termination that relate to agreements and advertising amounts entered into prior to termination and which will run following the effective date of termination of this Agreement, will be properly remitted to Licensee within five (5) business days of receipt; all other payments received by Fisher following termination that relate to agreements and adverting amounts entered into prior to termination shall be retained by Fisher.


                                        6

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ARTICLE 7: INDEMNIFICATION AND INSURANCE

     Section 7.1 Fisher. Fisher shall indemnify and hold Licensee and its officers, directors, stockholders, agents and employees harmless against any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from or relating to any material furnished by Fisher and broadcast on the Stations, along with any fine or forfeiture imposed by the FCC because of the content of such material.

     Section 7.2 Licensee. Licensee shall indemnify and hold Fisher and its officers, directors, stockholders, agents and employees harmless against any and all liability for (a) libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from or relating to the advertising, programming or other material furnished by any party other than Fisher and broadcast on the Stations, along with any fine or forfeiture imposed by the FCC because of the content of material furnished by Licensee; and (b) any breach by Licensee of any representation, warrant, covenant or obligation under this Agreement.

     Section 7.3 General. Indemnification shall include all liability, costs and expenses, including counsel fees and costs (at trial and on appeal). The obligation of each party to indemnify is conditioned on the receipt of notice from the party making the claim for indemnification in time to allow the defending party to timely defend against the claim and upon the reasonable cooperation of the claiming party in defending against the claim. The party responsible for indemnification shall select counsel and control the defense, subject to the indemnified party's reasonable approval; provided, however, that no claim may be settled by an indemnifying party without the consent of the indemnified party, and provided further that, if an indemnifying party and a claimant agree on a settlement, the settlement includes a full release of the indemnified party from the claim, and the indemnified party rejects the settlement, the indemnifying party's liability will be limited to the amount the claimant agreed to accept in settlement.

     Section 7.4 Insurance. Fisher and Licensee shall each carry general public liability and errors and omissions insurance with reputable companies covering their activities under this Agreement, in an amount not less than One Million Dollars ($1,000,000) and shall name the other party as an additional insured on such insurance policy to cover programming broadcast on the Stations while this Agreement is in effect.

ARTICLE 8: REMEDIES

     Section 8.1 Remedies.

               (a) The parties hereto agree that the services and facilities to be provided by each party to the other under this Agreement are unique and that substitutes therefor cannot be purchased or acquired in the open market. For that reason, each party would be irreparably damaged in the event of a material breach of this Agreement by the other party. Accordingly, any party may request that a decree of specific performance be issued by a court of competent jurisdiction, enjoining the other parties to observe and to perform such other party's


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covenants, conditions, agreements and obligations hereunder, and each party hereby agrees neither to oppose nor to resist the issuance of such a decree on the grounds that there may exist an adequate remedy at law for any material breach of this Agreement.

               (b) Any dispute arising out of or related to this Agreement that Licensee and Fisher are unable to resolve by themselves shall be settled by arbitration in Seattle, Washington. The parties shall select a single disinterested arbitrator. The person selected as the arbitrator need not be a professional arbitrator. Before undertaking to resolve a dispute, the arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of the arbitrator shall be final and binding on the parties hereto. The costs and expenses of the arbitration proceeding, including, without limitation, such legal fees and expenses as may be awarded pursuant to Section 8.1(c) hereof, shall be assessed between Licensee and Fisher in a manner to be decided by a the arbitrator, and the assessment shall be set forth in the decision and award of the arbitrator. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party hereto against any other party except an action for specific performance, an action to compel arbitration pursuant to this Section, or an action to enforce the award of the arbitrator rendered in accordance with this Section.

               (c) In the event of a default by any party, which results in a proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other parties of its reasonable legal fees and expenses, but this provision shall not preclude the arbitrator from awarding only a portion of a party's legal fees and expenses.

               (d) In no event shall Licensee or Fisher be liable, in either judicial or arbitration proceedings, for any consequential, special, incidental or punitive damages, including, without limitation, any lost profits of any kind, arising out of or relating to any breach of this Agreement; provided, however, that this provision shall not prevent the imposition of interest on late satisfaction of any judgment or arbitration award.

ARTICLE 9: MISCELLANEOUS

     Section 9.1 Authorization. Each party represents and warrants that its execution of this Agreement is duly authorized and that its performance of its obligations hereunder shall not violate any obligations, commitments or undertakings previously entered into by such party in any contract, agreement or instrument or any governmental order to which it is subject. Each party represents and warrants that the individual executing this Agreement on its behalf has the authority legally to bind such party.

     Section 9.2 No Partnership. This Agreement is not intended to be, and shall not be construed as, an agreement to form a partnership, agency relationship or a joint venture between the parties. The relationship between the parties shall be that of independent contractors. Except


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as otherwise specifically provided in this Agreement, no party shall be authorized to act as an agent of or otherwise to represent the other parties.

     Section 9.3 Confidentiality. No party hereto shall disclose to others or use, except as duly authorized in connection with the conduct of the management or operation of the business and operations and programming of the Stations or the rendering of services hereunder, or as required by any governmental law, regulation, or order, any secret or confidential information of any other party. This provision shall not preclude any party from disclosing the existence and terms of this Agreement to its attorneys, financial advisors, and parties providing financing to it, or to Univision, provided that such party shall cause those to whom disclosure is made to comply with this Section 9.3 and such party shall be responsible for any disclosure by any such party or entity.

     Section 9.4 Governing Law. This Agreement shall be construed and governed in accordance with the laws of Oregon without reference to the conflict of laws principles thereof. Venue for any judicial proceeding shall be in state or federal courts of Oregon, provided that any party may bring an action in the state where any other party is resident. This Agreement shall also be construed to the extent possible to be consistent with federal law, including, but not limited to, the Communications Act.

     Section 9.5 Entire Agreement. This Agreement and the exhibits hereto represent the entire understanding and agreement between Fisher and Licensee with respect to the subject matter hereof. No term or provisions hereof may be changed, modified, terminated or discharged (other than in accordance with its terms), in whole or in part, except by a writing which is dated and signed by all parties hereto. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party hereto shall be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver.

     Section 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall be effective and legally binding upon delivery of facsimile signatures. Delivery of an executed counterpart by facsimile or other electronic delivery shall be deemed delivery of an original counterpart.

     Section 9.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of, or effect the construction or interpretation of any provision of, this Agreement.

     Section 9.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, except that, if such invalidity or unenforceability should change the basic economic positions of the parties, they shall negotiate in good faith such changes in other terms as shall be practicable in order to restore them to their prior positions, and any party may terminate this Agreement if such negotiations fail. In the event that the FCC alters or modifies its rules or policies in a fashion


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which would raise substantial and material question as to the validity of any provision of this Agreement, the parties shall negotiate in good faith to revise any such provision of this Agreement in an effort to comply with all applicable FCC rules and policies while attempting to preserve the intent of the parties as embodied in the provisions of this Agreement. The parties hereto agree that, upon the request of any party, they will join in requesting the view of the staff of the FCC, to the extent necessary, with respect to the revision of any provision of this Agreement in accordance with the foregoing.

     Section 9.9 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, sent by commercial delivery service or registered or certified mail, return receipt requested, or delivered by facsimile, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, or the time and date of the confirmation from the recipient's facsimile machine, and (d) addressed as follows:

if to La Grande:           La Grande Broadcasting, Inc.
                           #1 Shackleford Drive, Suite 400
                           Little Rock, AR  72211-2545
                           Attention: Larry Morton
                           Facsimile: 501-221-1101

with copy (of notices to
either Licensee) to:       La Grande Broadcasting, Inc.
                           #1 Shackleford Drive, Suite 400
                           Little Rock, AR  72211-2545
                           Attention: Jason Roberts
                           Facsimile: 501-221-1101

if to Fisher:              Fisher Communications, Inc.
                           100 Fourth Avenue North, Suite 510
                           Seattle, WA 98109
                           Attention: Joseph L. Lovejoy
                           Facsimile: 206-404-6796

with copy to:              KATU-TV
                           2153 N.E. Sandy Blvd.
                           Portland, OR 97232
                           Attention: John Tamerlano, General Manager

Notices delivered to counsel shall not be deemed notice to a party.

     Section 9.10 Assignment. No party may assign this Agreement without the prior written consent of the others, which shall not be unreasonably withheld.


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     Section 9.11 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. No person or entity that is not a party to this Agreement may claim any right or benefit hereunder.

     Section 9.12 Force Majeure. Any delay or interruption in the broadcast operation of the Stations, in whole or in part, due to acts of God, strikes, lockouts, material or labor restrictions, governmental action, riots, natural disasters or any other cause not reasonably within the control of the parties hereto shall not constitute a breach of this Agreement, and no party shall be liable to the others for any liability or obligation with respect thereto.

     Section 9.13 Further Assurances. The parties shall take any actions and execute any other documents that may be reasonably necessary to the implementation and consummation of this Agreement.

     Section 9.14 Press Release. No party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and nothing contained herein shall preclude Fisher from publicizing its activities selling Advertisements on the Stations or Licensee from informing prospective advertisers that advertising is sold by Fisher.

     Section 9.15 JSA Attribution. If the FCC's media ownership and attribution rules change after the date of this Agreement such that any (or all) of the Stations are attributable to Fisher by reason of the terms of this Agreement, then (i) if requested by Fisher and if the terms of this Agreement may be modified so that the Station(s) remain non-attributable without depriving any party of the benefits of this Agreement in any material respect, then the parties shall modify this Agreement in such manner, or (ii) if such modification is not possible, then Fisher may (but is not obligated to) terminate this Agreement by written notice to Licensee.

     Section 9.16 Notice of Termination of King JSA. The Licensee represents and warrants to Fisher that it has provided King Broadcasting Company with the written notice of termination, that is required under the King JSA as it pertains to the La Grande Stations, and that such termination is effective as of 11:59 p.m. June 30, 2006,

                            [SIGNATURE PAGE FOLLOWS]


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                     SIGNATURE PAGE TO JOINT SALES AGREEMENT

     IN WITNESS WHEREOF, the parties have duly executed this Joint Sales Agreement as of the date set forth above.

FISHER:                                 FISHER BROADCASTING -
                                        PORTLAND TV, L.L.C.


                                        By /s/ Judith A. Endejan
                                           -------------------------------------
                                           Name: Judith A. Endejan
                                           Title: Secretary


LA GRANDE:                              LA GRANDE BROADCASTING, INC.


                                        By /s/ James Hearnsberger
                                           -------------------------------------
                                           Name: James Hearnsberger
                                           Title: Vice President

For the limited purpose of its obligations under Section 3.1(c):

EQUITY:                                 EQUITY BROADCASTING CORPORATION


                                        By /s/ James Hearnsberger
                                           -------------------------------------
                                           Name: James Hearnsberger
                                           Title: Executive Vice President


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